                                                                    EXHIBIT 11.1

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

    Weighted average common shares                                              1,319,126
    Conversion of Preferred Stock to Common Stock                               2,667,002
    Options issued within one year of the initial filing date of the S-1
      Registration Statement using the treasury stock method                       88,009(1)
    All other options outstanding using the treasury stock method                 210,495(2)
                                                                               ----------
         Total weighted average shares outstanding                              4,291,717
         Net income                                                            $4,284,632
                                                                               ----------
    Pro forma net income per share                                             $      .50
                                                                               ==========

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(1) Options issued in one year window:             161,350(a)
       Exercise price                              x $5.00
                                                 ---------
       Gross proceeds                            $ 806,750
       Repurchase price                           / $11.00
                                                 ---------
       Shares repurchased                           73,341(b)
                                                 =========
       Net shares (a)-(b)                           88,009
                                                 =========
(2) All other options:                             269,238(a)
       Weighted average exercise price             x $2.40
                                                 ---------
       Gross proceeds                            $ 646,171
       Repurchase price                          $      11
                                                 ---------
       Shares repurchased                           58,743(b)
                                                 =========
       Net shares (a)-(b)                          210,495
                                                 =========